Exhibit 10.6

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (“Agreement”) is made as of April 28, 2010, by and between CMBG ADVISORS, INC., a California corporation, in its sole and limited capacity as assignee for the benefit of creditors of Liberation Entertainment, Inc. (the “Seller”); and CAMELOT FILM GROUP, INC., a Nevada corporation (“CFG” or “Buyer”), and a wholly-owned subsidiary of CAMELOT ENTERTAINMENT GROUP, INC., a Delaware corporation (“CMGR”).

RECITALS

A.              Liberation Entertainment, Inc., a Delaware corporation (“Liberation”), with principal offices located at 1990 Westwood Boulevard, Penthouse 3, Los Angeles, California 90025, pursuant to that certain General Assignment made by Liberation in favor of Seller dated as of January 29, 2010 (the “General Assignment”), transferred ownership of its right, title and interest in and to all of its tangible and intangible assets, wherever located, including, without limitation, all of Liberation’s accounts receivable, contract rights, certificates of deposit, letters of credit, available access passwords to computers and other media, license rights and rights to payment that are uncollected as the date of Closing (collectively, the “Liberation Assets”) to Seller, and in so doing has also designated Seller to act, pursuant to California law, as the Assignee for the Benefit of Creditors of Liberation. A true copy of the duly-executed General Assignment is attached hereto as Exhibit A.

B.              Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Assets (as defined in Section 1.1 below), on the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, and in consideration of the mutual covenants and agreements set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.         PURCHASE AND SALE OF ASSETS

1.1              Agreement to Sell and Purchase the Assets.  Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants set forth in this Agreement, Seller hereby agrees to sell, assign, transfer and convey to Buyer at the Closing (as defined in Section 2.2 below), and Buyer hereby agrees to purchase and acquire from Seller at the Closing, all of Seller’s right, title and interest in and to all of the Liberation Assets including without limitation, to the extent of Seller’s right, title or interest therein, if any, (a) all accounts receivable related to the Liberation Assets as of the date of Closing, as defined below,  (b) all accounts receivable related to the “Restricted Liberation Assets” (as defined in Section 9.2.4 below) as of the date of the Closing; (c) all other Assets as described and identified on Schedule 1.1 annexed hereto and by this reference made a part hereof; and (d) any and  all other Assets not described or  identified on Schedule 1.1  (collectively, the “Assets”); provided, however, that notwithstanding anything to the contrary contained in this Agreement, the Assets shall not include (a) cash held by Seller on account of Assets at the Closing); and (b) subject to the provisions of Section 1.3 below, each “Restricted Liberation Asset” (as identified in Section 9.2.4.), but only to the extent that, by the Closing, the Buyer has been unable to negotiate and resolve any third party claim that such third party’s consent is required to transfer such Restricted Liberation Asset (“Claim”).  The Assets will be sold, assigned, transferred and conveyed to Buyer (subject to the provisions of Section 1.6 below) on the Closing Date “as is” and “where is”, with no representations or warranties other than those specifically set forth hereinbelow.

1.2              Buyer’s Post-Closing Right to Collect Revenues and Resolve Claims With Respect to Restricted Liberation Assets.  Following the Closing, Buyer shall have the exclusive right, and shall use good faith best efforts, to negotiate and resolve all Claims relating to consent with respect to transferability of  a Restricted Liberation Asset raised by a third party.  Further, Buyer shall have the exclusive right to collect and retain any revenues derived from the post-Closing distribution and other exploitation of such Restricted Liberation Asset to the extent ultimately agreed upon between Buyer and the applicable third party(ies).

1.3               Resolved and Unresolved Claims.  In the event Buyer successfully resolves a Claim(s), the Restricted Liberation Asset(s) relating to such Claim(s) shall be deemed an Asset transferred pursuant to this Agreement.  To the extent that the Claims are not resolved within one hundred twenty (120) days following the Closing, then Buyer shall cease and desist from exploiting any such Asset, its rights set forth in Section 1.2 shall cease, and Seller shall own and dispose of such Asset(s) subject to such unresolved Claims, in its discretion.  For purposes of Sections 1.1, 1.2 and 1.3, successfully resolving a Claim shall mean Buyer’s and Seller’s receipt of a written notification from a third party claimant advising that such third party claimant consents to or does not oppose the transfer of the subject Restricted Liberation Asset by Seller to Buyer.

                1.4           No Representations or Warranties by Seller.   The parties acknowledge that the Buyer, and not the Seller or Liberation, have generated the Schedule 1.1 list of Assets from the data in the Seller’s data bank stored on Liberation’s server and elsewhere, including but not limited to copyright information, creditor lists, websites, copyrights, trademarks, registration marks, patents, advertising and marketing graphics and materials, logos, deals by library titles and distribution agreements, DVD inventory reports, film elements and materials in storage, rights and terms of each Liberation library title, rights termination correspondence, files on all library titles, and miscellaneous furniture, fixtures and office equipment.  It is expressly acknowledged and agreed that, except as may otherwise be provided herein, neither Liberation nor the Seller shall make any representation(s) or warranty(ies) whatsoever regarding the content and completeness of the Schedule 1.1 listing of Assets, including, without limitation, any representation or warranty that  (a) Liberation and/or the Seller has or had at any time any ownership interest whatsoever in any particular item of the Assets; and (b) any of the Assets are, or might become, subject to claims and/or liens by third parties.

1.5              Liberation’s Accounts Receivable; Notices to Liberation Account Debtors and Other Third Party Licensees.

 1.5.1   Within ten (10) calendar days from the date of Closing, the Buyer shall, execute and deliver to each account debtor and to each third party licensor from whom Liberation licensed any rights comprising the Assets written notice advising each such account debtor and/or such third party licensee of the sale and assignment of the Liberation accounts receivable to the Buyer, and directing each such account debtor and such third party licensee to henceforth make payments directly to the Buyer.

             1.5.2  In the event the Seller receives any accounts receivable, license payments or royalty payments that constitute Assets from and after the date of Closing hereunder, the Seller shall hold such payments in trust for Buyer and then forthwith deliver any such payments in kind directly to the Buyer at the following address: Camelot Entertainment Group, Inc., 8001 Irvine Center Drive, Suite 400, Irvine, CA 92618, Attention:  Accounting Department.

1.6              Asset Transfer; Passage of Title; Delivery.

1.6.1           Title Passage.  Upon the Closing, title to all of the Assets shall pass to Buyer.  Upon successful resolution of a Claim, title to the subject Restricted Liberation Asset shall pass to the Buyer.

1.6.2    Delivery of Assets.  On the Closing Date (as defined in Section 2.2) or as soon thereafter as is reasonably practicable, but no later than 5 business days after the Closing Date, Seller shall transfer physical possession of the tangible Assets to the Buyer or to the Buyer’s authorized agent, provided, however, that the expenses of retrieving, removing and transferring the Assets to Buyer as necessary shall be borne exclusively by Buyer and the Buyer shall fully comply with its undertakings as set forth in this Agreement regarding obtaining possession, custody and control of the Assets.  It is expressly understood and agreed that Seller shall promptly pay all storage costs incurred with respect to the Assets prior to Closing to the extent necessary to assure that possession of the such Assets can be delivered to the Buyer free and clear of warehouseman’s liens or the like (“Storage Costs”).  Seller shall execute and deliver to Buyer such laboratory access letters or the like provided by Buyer in a form reasonably acceptable to Seller and Buyer authorizing Buyer to take possession, custody and control of the tangible Assets for all locations where the tangible Assets may be located both inside and outside California.

1.6.3    Seller’s access to Liberation’s Business Records.  The parties agree that Seller shall retain Liberation’s original minute book, corporate records, payroll records and personnel files and files for prior years’ tax returns, provided that all business records of Liberation relating to the Assets shall be delivered to Buyer at the Closing.  To the extent that the Seller may, in its sole determination, require business records of Liberation to administer the assignment estate or wind up the business of Liberation or file tax returns, Buyer shall provide Seller with access to all such records at reasonable times and upon reasonable notice, including the right to photocopy any such business records at Seller’s expense, and, as necessary, to have access to original business records.

2.         PURCHASE PRICE; CLOSING

2.1              Purchase Price. In consideration of the sale, transfer, conveyance and assignment of all the Assets to Buyer, the Buyer and CMGR jointly and severally agrees to pay and deliver the following consideration:

2.1.1.  At Closing, the sum of Five Hundred Thousand Dollars ($500,000.00) to Seller in cash or immediately available funds via wire transfer in accordance with the wiring instruction annexed hereto as Schedule 2.1.1.

2.1.2  On or before the Due Date (as defined below) either (a) deliver to creditors of Liberation identified by Seller Four Hundred Fifty Thousand Dollars ($450,000.00) in fully paid and non-assessable shares of CMGR Common Stock pursuant to and in compliance with Section 7.4 hereof, or (b) deliver to Seller the sum of Four Hundred Fifty Thousand Dollars ($450,000.00) in cash or immediately available funds via wire transfer in accordance with the wiring instruction annexed hereto as Schedule 2.1.1.  The “Due Date” shall be the date that is one eighty hundred (180) days after the date that Seller supplies the list of creditors referred to in Section 7.4.1.

2.1.3  As additional consideration for the specific assets of Liberation related to the animated television series entitled “Wolverine” (collectively referred to  as “Wolverine”), subject only to the Buyer being able to retain the DVD and television distribution rights to Wolverine (the “Rights”), on or before the one year anniversary of the Closing Date (the “Post-Closing One-Year Period”), the Buyer shall pay the Seller the sum of Ninety Thousand Dollars ($90,000.00) in cash or immediately available funds via wire transfer in accordance with the wiring instruction annexed hereto as Schedule 2.1.1.
2.1.4  Notwithstanding anything to the contrary contained hereinabove, during the Post-Closing One-Year Period, Buyer will pay Seller a monthly fee of twenty (20%) of the first Fifteen Thousand Dollars ($15,000.00) collected by Buyer in connection with Wolverine, after deducting Buyer’s actual, out-of-pocket costs incurred in retaining the Rights.  In the event that Buyer is fully-recouped of its actual out-of-pocket costs prior to the end of the Post-Closing One-Year Period, then Seller would receive ten percent (10%) of all Wolverine monies which Buyer collects during the remainder of the Post-Closing One-Year Period, up to a maximum of Ninety-Thousand Dollars ($90,000.00).  All monies paid to Seller pursuant to this Section 2.1.4 shall be applied and serve to reduce any monies due pursuant to Section 2.1.3 above, or Section 2.1.5 below, whichever is applicable.

2.1.5  In the event that Buyer is unable to retain the Rights by the end of the Post-Closing One-Year Period, then Buyer shall continue to pay Seller the applicable monthly fee percentage delineated in Section 2.1.4 above until Seller has been paid One Hundred Twenty Thousand Dollars ($120,000.00), at which point Seller would cease to share in any such Wolverine revenue whatsoever, and Buyer’s obligations to Seller regarding Wolverine pursuant to this Agreement shall cease and terminate.

2.1.6  Buyer agrees that it will comply with Schedule 2.1.6 hereof with respect to certain reporting rights of Seller.

2.2. Closing.  The consummation of the purchase and sale of the Assets contemplated hereby will take place at a closing to be held at the offices of the Seller at a mutually-agreeable time on or before April 28, 2010, unless such date is extended by the approval of both Buyer and Seller (the “Closing Date”).

2.3 Allocation of Purchase Price.  Seller shall prepare an allocation of the Purchase Price among the Liberation Assets in accordance with section 1060 of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations promulgated thereunder and as necessary to comply with any provision of state or local law, including and sales or other transfer taxes.  Seller shall deliver such allocations to Buyer within 30 days after the Closing or as soon thereafter as practicable.  Buyer agrees to fully cooperate with Seller and respond to all reasonable requests for information in connection with the preparation of such allocations.  Seller will reasonably consult with Buyer regarding the preparation of any sales Tax returns in connection with the sale of the Liberation Assets, but the Seller’s decision with respect to all of Seller’s sales and other Tax matters, including the filing of sales Tax returns, will be in the Seller’s sole discretion.  In the event that material new information arises after the Closing that is relevant to the application of the sales Tax to the sale of the Liberation Assets, then, at the reasonable request of Buyer, Seller shall take such reasonable steps as may be appropriate to seek a refund of excessive Taxes otherwise paid in connection with the transactions contemplated hereby.  To the extent that Buyer and Seller agree in a writing signed by an authorized representative of both Buyer and Seller on an allocation of the Purchase Price for purposes of section 1060 of the Code, then Seller and Buyer shall report, act and file income tax returns consistent with such agreed allocation. As used in this Agreement, “Tax” or “Taxes” shall mean, unless qualified, all income, excise, gross receipts, ad valorum, sales, use, employment, franchise, profits, excise, gains, privilege, occupation, property, transfer, unemployment compensation, social security, payroll, license, school, intangibles or other taxes, fees, stamp taxes, duties, charges, levies or assessments of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental entity having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

3.         OBLIGATIONS ASSUMED.

3.1              No Monetary Liabilities or  Obligations Assumed by Buyer.  Except as expressly provided in this Agreement, Buyer shall not assume or become obligated in any way to pay any liabilities, debts or obligations of Seller or of Liberation whatsoever, including, but not limited to, any liabilities or obligations now or hereafter arising from Liberation’s and/or Seller’s business activities that took place prior to the Closing. Upon the Closing, Buyer assumes and agrees to perform all obligations under contracts and agreements contained in the Assets, and Buyer shall be solely responsible for all obligations and liabilities arising as a result of distribution and/or exploitation of the Assets after the Closing (including, without limitation, participations and residuals due to guild or collective bargaining agreements; provided, however, that the obligations being assumed by Buyer hereunder shall be limited in each case to that portion of those obligations and liabilities (the “Assumed Liabilities”) that occur or are incurred or are related to the period of time after the Closing

3.2              No Obligations to Third Parties.  The execution and delivery of this Agreement shall not be deemed to confer any rights upon any person(s) or entity(ies) other than the parties hereto, or make any person or entity a third party beneficiary of this Agreement, or to obligate either party to any person or entity other than the parties to this Agreement.  The provisions hereof shall in no way expand the rights or remedies of third parties against Buyer as compared to the rights and remedies such parties would have against Seller and/or Liberation if the Closing were not consummated.

3.3              Transfer Taxes.  Buyer shall indemnify and pay to Seller upon demand all sales, use, transfer, excise, stamp or other Taxes resulting from the sale of the Assets and the assumption of the Assumed Liabilities contemplated by this Agreement, if any. Buyer shall pay the amount of $10,000 to Seller at the Closing in partial payment of such Taxes.  When Seller has determined the amount of sales Taxes due, Seller will provide Buyer with a notice of the amount of such sales Taxes.  If the amount of such sales Taxes is greater than $10,000, then Buyer shall promptly pay Seller in the same manner as payments are made at the Closing an amount equal to (i) the amount of such sales Taxes, less (ii) the $10,000 paid to Seller at Closing.  If the amount of such sales Taxes is less than $10,000, then Seller shall promptly pay Buyer an amount equal to (i) the $10,000 paid to Seller at Closing, less (ii) the amount of such sales Taxes.

4.         REPRESENTATIONS AND WARRANTIES OF BUYER AND CMGR.

Buyer and CMGR hereby jointly and severally represent and warrant to Seller that all the following statements are true, accurate and correct:

4.1              Due Organization.  CFG is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, and is in good standing and qualified to do business in the State of California and in every jurisdiction where required to be qualified to do business.  CMGR is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and is in good standing and qualified to do business in the State of California and in every jurisdiction where required to be qualified to do business.

4.2              Power and Authority; Enforceability.  Each such party has all necessary power and authority to enter into this Agreement and all other documents that such party is required to execute and deliver hereunder, and holds or will timely hold all permits, licenses, orders and approvals of all federal, state and local governmental or regulatory bodies necessary and required therefor.  The signing, delivery and performance by such party of this Agreement, and the consummation of all the transactions contemplated hereby, have been duly and validly authorized by such party.  This Agreement, when signed and delivered by such party, will be duly and validly executed and delivered and will be the valid and binding obligation of such party, enforceable against such party in accordance with its terms, subject to the laws relating to bankruptcy, insolvency and relief of debtors, and rules and laws governing specific performance, injunctions, relief and other equitable remedies.

4.3              Authorization for this Agreement.  No authorization, approval, consent of, or filing with any governmental body, department, bureau, agency, public board, authority or other third party is required for the consummation by such party of the transactions contemplated by this Agreement, other than the registration of the issuance and sale of the Common Stock with the Securities and Exchange Commission and the continued listing of the CMGR Common Stock with the OTCBB.

4.4              Litigation.  There is no litigation, suit, action, arbitration, inquiry, investigation or proceeding pending or, to the knowledge of such party, threatened, before any court, agency or other governmental body against such party (or any corporation or entity affiliated with such party) which seeks to enjoin or prohibit or otherwise prevent the transactions contemplated hereby.

4.5              Capitalization:

4.5.1 CMGR is a reporting company under the Securities Exchange of 1934, as amended, and is current in filing all reports due thereunder.  As of the Closing Date, the authorized capital stock of 20,000,000,000 consists of 19,900,000,000 shares of Common Stock, par value $0.0001, 8,748,116,075 of which are issued and outstanding, and 100,000,000 shares of Preferred Stock, par value $0.0001, 50,443,032 of which are issued and outstanding.

           4.5.2  All issued and outstanding shares of the stock of CMGR (i) have been duly authorized and validly issued and are fully paid and nonassessable; and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

4.6              Financial Statements.  The financial statements for 2009 through September 30, 2009 provided to the Seller by any of the Buyer in connection with the transactions contemplated by this Agreement were true and accurate as of the date(s) of the same.

4.7              Material Information. The Buyer have provided Seller with all information requested by the Seller in connection with its decision to accept the CMGR Common Stock as partial consideration for the purchase price for the Assets under this Agreement.  Neither this Agreement, the Exhibits hereto, nor any other document delivered by the Buyer to Seller or their attorneys or agents in connection herewith or with the transactions contemplated hereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

5.	REPRESENTATIONS AND WARRANTIES OF SELLER.

Seller represents and warrants to Buyer that all of the following statements are true, accurate and correct:

5.1              Corporate Organization.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of California.

5.2              Power and Authority; Enforceability.  Seller has all necessary power and authority to enter into this Agreement and all other documents that Seller is required to execute and deliver hereunder as the Assignee under the General Assignment under the laws of the State of California.  The signing, delivery and performance by Seller of this Agreement, and the consummation of all the transactions contemplated hereby, have been duly and validly authorized by Seller.  This Agreement, when signed and delivered by Seller, will be duly and validly executed and delivered and will be the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the laws relating to bankruptcy, insolvency and relief of debtors, and rules and laws governing specific performance, injunctions, relief and other equitable remedies.

5.3              Litigation.  To the best actual knowledge of Seller, without any diligence or inquiry, there is no litigation, suit, action, arbitration, inquiry, investigation or proceeding pending before any court, agency or other governmental body against Seller and/or Liberation which seeks to enjoin or prohibit or otherwise prevent the transactions contemplated hereby.

5.4              Assets.  Seller has not transferred title to any of the Assets to any third party other than to Buyer and has not granted any security interest(s) in any of the Assets to any third party.

6.         DISCLAIMER OF ALL OTHER REPRESENTATIONS.

6.1   The parties hereby agree that Seller sells, assigns, transfers and conveys the Assets to Buyer “as is” and “where is”, and that Seller is not making and has not made any representations or warranties whatsoever except as expressly set forth herein, and, by way of illustration and not of limitation, Seller expressly disclaims any representation or warranty as to merchantability, fitness or use.  Anything to the contrary contained herein notwithstanding, Seller expressly disclaims any representation or warranty of whatsoever kind and nature with respect to the transferability and/or assignability of any of the Assets.

6.2           BUYER ACKNOWLEDGES AND AGREES THAT UPON CLOSING SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE ASSETS “AS IS, WHERE IS, WITH ALL FAULTS.”  BUYER HAS NOT RELIED AND WILL NOT RELY ON, AND SELLER IS NOT LIABLE FOR OR BOUND BY, ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTEES, STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE ASSETS OR RELATING THERETO MADE OR FURNISHED BY SELLER OR ITS REPRESENTATIVES, TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING, EXCEPT AS EXPRESSLY STATED HEREIN.

6.3           BUYER ACKNOWLEDGES TO SELLER THAT BUYER HAS HAD AND WILL CONTINUE TO HAVE THE OPPORTUNITY TO CONDUCT PRIOR TO AND FOLLOWING THE CLOSING SUCH INSPECTIONS AND INVESTIGATIONS OF THE ASSETS AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF IN ITS SOLE AND ABSOLUTE DISCRETION AS TO THE NATURE, CONTENT, QUALITY AND TRANSFERABILITY, ETC., OF THE ASSETS AND ITS ACQUISITION THEREOF.  BUYER FURTHER WARRANTS AND REPRESENTS TO SELLER THAT BUYER WILL RELY SOLELY ON ITS OWN REVIEW AND OTHER INSPECTIONS AND INVESTIGATIONS IN THIS TRANSACTION AND NOT UPON THE INFORMATION PROVIDED BY OR ON BEHALF OF SELLER, OR ITS AGENTS, EMPLOYEES OR REPRESENTATIVES WITH RESPECT THERETO. BUYER HEREBY ASSUMES THE RISK THAT ADVERSE MATTERS INCLUDING, BUT NOT LIMITED TO, LATENT OR PATENT DEFECTS, ADVERSE PHYSICAL OR OTHER ADVERSE MATTERS, MAY NOT HAVE BEEN REVEALED BY BUYER’S REVIEW AND INSPECTIONS AND INVESTIGATIONS OF THE ASSETS.

6.4              BUYER ACKNOWLEDGES THAT SOME ASSETS MAY CONTAIN THIRD-PARTY INTELLECTUAL PROPERTY THAT MAY HAVE BEEN LICENSED BY LIBERATION OR OTHERWISE ACQUIRED BY LIBERATION THAT MAY CONTAIN RESTRICTIONS ON TRANSFER OR AS TO WHICH TRANSFER MAY BE PROHIBITED BY LAW.  BUYER UNDERSTANDS THAT NO CONSENT OF THIRD PARTIES WAS OBTAINED BY SELLER PRIOR TO THE ASSIGNMENT AND SALE OF THE ASSETS TO BUYER PURSUANT TO THIS AGREEMENT, AND WILL NOT BE OBTAINED OR SOUGHT BY SELLER AS PART OF THIS AGREEMENT. BUYER SHALL ACCEPT FULL RESPONSIBILITY FOR COMMUNICATING WITH THIRD PARTIES WHOSE INTELLECTUAL PROPERTY MAY BE INCLUDED IN THE ASSETS TRANSFERRED HEREBY, AND AT ITS OPTION AND IN ITS SOLE AND ABSOLUTE DISCRETION BUYER SHALL EITHER (i) OBTAIN REQUIRED CONSENTS IF ANY FROM THIRD PARTIES AND PAY ANY AND ALL LICENSING OR OTHER FEES, COSTS, EXPENSES OR CHARGES AS MAY BE REQUIRED AND THAT MAY BE ASSOCIATED WITH USING AND EXPLOITING SAID ASSETS AFTER THE CLOSING; (ii)  NOT USE OR EXPLOIT SUCH ASSET, AND RETURN SUCH ASSET TO THE APPROPRIATE THIRD PARTY ON SUCH TERMS AS THE BUYER MAY DETERMNE IN ITS SOLE DISCRETION; OR (iii) USE GOOD FAITH, BEST EFFORTS TO NEGOTIATE AND RESOLVE ANY CONSENT TO TRANSFER ISSUES  DIRECTLY WITH ANY SUCH THIRD PARTY(IES).  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, SELLER, AS ASSIGNEE FOR THE BENEFIT OF CREDITORS OF LIBERATION, EXPRESSLY DISCLAIMS ANY LIABILITY WHATSOEVER WITH RESPECT TO THE TRANSFER TO BUYER OF RIGHTS IN THE ASSETS, INCLUDING RESTRICTED LIBERATION ASSETS, FROM AND AFTER THE CLOSING DATE.

7.         COVENANTS OF BUYER.

7.1              Taxes and any Other Charges Related to the Sale. Buyer agrees to promptly pay or reimburse Seller for all applicable sales, transfer, use or other Taxes, including interest and penalties, imposed on and/or related to the sale of the Assets to Buyer under this Agreement by any tax authority or other governmental agency and to defend, indemnify and hold Seller harmless from and against any such taxes, duties, claims, or charges for payment thereof by any tax authority or other governmental agency including all reasonable, outside attorney and accountancy fees and other expenses incurred in any audit or dispute resolution proceedings in connection therewith.

7.2              Further Assurances.  Buyer shall cooperate with Seller and promptly sign and deliver to Seller any and such additional documents, instruments, endorsements and related information and take actions as Seller may reasonably request for the purpose of effecting the transfer of Seller’s right, title and interest in and to the Assets and the Restricted Liberation Assets to Buyer, and/or carrying out the provisions of this Agreement, including the preparation of all Tax returns of Seller and Liberation.

7.3              Property Held in Trust.  To the extent that Buyer receive physical possession of any property which is not a Asset hereunder, Buyer agree to hold such property in trust for the owner of such property and to return such property to its owner upon request and proof of ownership from such owner.

7.4         Agreement to Register and Issue Stock.

             7.4.1 CMGR shall file a registration statement with the Securities and Exchange Commission (the “Commission”) within thirty (30) days after Seller provides a final stockholder recipient list comprised of the creditors of Liberation to Buyer, in accordance with the Commission’s rules and regulations, registering Four Hundred Fifty Thousand Dollars ($450,000) in Common Stock of CMGR (the “CMGR Common Stock”) based upon the price per share as defined below for delivery upon effectiveness of the registration statement to the creditors of Liberation.  CMGR shall use its best efforts to cause the registration statement to become effective no later than one hundred (100) days after such filing, subject to comments and requirements of the Commission (“Registration”).  The price per share shall be equal to the ninety (90) day average closing price of the Common Stock of CMGR on the OTCBB (as defined below) immediately prior to the issuance of the CMGR Common Stock to the creditors of Liberation in accordance with Section 2.1.2 hereof.

              7.4.2  CMGR covenants, represents and warrants that, upon issuance of the CMGR Common Stock to the creditors of Liberation identified by Seller, such CMGR Common Stock shall be duly authorized and validly issued, fully paid and non-assessable and issued in compliance with all applicable state and federal laws concerning the issuance of securities.  Such CMGR Common Stock shall be freely transferable by the holder thereof without further registration, qualification or listing. Once the CMGR Common Stock certificates are delivered, said CMGR Common Stock will continue to be listed on the Over the Counter Bulletin Board (“OTCBB”), or a national exchange, and eligible for immediate sale.

7.5         Security Interest.  In order to provide Seller with acceptable security to assure that the Buyer fully complies with its obligations to Seller as set forth in Section 2.1 above and Section 11 below, Buyer shall grant to Seller a second priority security interest in and to the Assets, which security interest shall be second in priority to that of Buyer’s lender, which shall be granted a first priority security interest in the Assets.  Such security interest shall be evidenced by a Security Agreement and UCC-1 Financing Statement executed by the Buyer in favor of the Seller substantially in the form of Exhibit D annexed hereto and by this reference incorporated herein. In connection therewith, Seller expressly agrees to enter into an Intercreditor Agreement (the “Intercreditor Agreement”) with Buyer’s lender setting forth Seller’s and Buyer’s lenders respective rights, responsibilities and obligations with respect to realizing on their respective security interests in the Assets in the event of default by Buyer under Sections 2.1.2, 2.1.3 and 11 of this Agreement, substantially in the form annexed hereto as Exhibit E.

7.6              Conduct of Business Post-Closing; Potential Legal Actions.  Buyer agrees that should Buyer determine in its sole and absolute discretion that the cost of defending claims of third parties with respect to Assets and/or Restricted Liberation Assets acquired under this Agreement outweighs the cost and benefit of defending against such claims, Buyer will at its option settle with any such claimant on such terms as the Buyer may determine in its sole discretion, which may include selling, assigning or abandoning to such claimant Buyer’s interest in any such Assets in whole or in part.

7.6.1   Exploitation of Assets in Accordance with Pre-Closing Agreements.  Buyer agrees that if it elects to exploit an Asset, then it shall exploit such Asset either in accordance with any applicable pre-Closing agreement or contract between a third party and Liberation or Liberation’s predecessors-in-interest with respect to such Asset, or in accordance with any new and/or renegotiated agreement governing any such Asset between Buyer or Buyer’s assignee and the applicable third party, such election to be in Buyer’s sole and absolute discretion; provided, however, that if Buyer elects to exploit any such Asset in accordance with a pre-Closing agreement or contract, Buyer shall be liable for the Assumed Liabilities (pursuant to Section 3.1 above) only, and not be liable for any liabilities arising  from or out of Liberation’s and/or Seller’s business activities that took place prior to the Closing.

7.6.2   Suspension of Use or Exploitation of Asset.  If a third party (“Third Party Plaintiff”) commences an action in a court of competent jurisdiction or an arbitration proceeding (each a “Legal Action”) against Seller and/or any of its officers, directors, owners, agents or attorneys (each, a “Seller Party” and collectively, the “Seller Parties”), with respect to any Asset transferred by Seller to Buyer pursuant to the terms of this Agreement, which Legal Action alleges a breach of a contractual term requiring such Third Party Plaintiff’s consent to transfer such Asset (the “Subject Asset”); and if, in the good faith opinion of Seller, either (a) Buyer’s indemnification under Section 11 may be insufficient to protect the Seller Parties from a Loss in connection with such Legal Action,  or (b) after providing the Buyer a period of two (2) business days to consult with Seller regarding the potential exposure or liability of any Seller Party as a result of such Legal Action, Seller determines that further, sale, distribution, licensing, use or other exploitation (collectively “Exploitation”) of the Subject Asset would materially increase the legal exposure or liability of any Seller Party, then Buyer shall, immediately upon the written request of Seller (the “Cease and Desist Notice”), cease and desist, and, to the fullest extent that Buyer has the right to do so with respect to the Subject Asset, shall use its best efforts to cause its subdistributors or sales agents to cease and desist, from further exploitation of such Subject Asset (which shall include the suspension of the Subject Asset from further exhibition or sale) from and after the date of such Cease and Desist Notice, until such time as (i) each Seller Party has been dismissed from such Legal Action with prejudice or (ii) such Legal Action is otherwise fully and finally resolved with respect to the legal exposure or liability of each Seller Party arising from the transfer of the Subject Asset.  Notwithstanding anything contained in this Section 7.6.2 to the contrary, Buyer shall have the right, in its sole discretion, to return the Subject Asset to the Third Party Plaintiff and, following dismissal of all claims against each Seller Party arising from the transfer by Seller to Buyer of such Subject Asset, and the reimbursement under Section 11 of all of the expenses of each Seller Party arising from the Legal Action relating to such Subject Asset, Buyer’s obligations under this Section 7.6.2 and under Section 11 with respect thereto shall terminate.  Seller agrees to use its best efforts to seek the resolution of any Legal Action relating to any Subject Asset, including without limitation issues relating to consent to transfer, as promptly and economically as possible, provided that the parties acknowledge and agree that Seller best efforts in this instance shall be subject to the fact that the handling and defense of such Legal Action will be governed by the provisions of Section 11.

8.         COVENANTS OF SELLER.

Seller covenants and agrees with Buyer as follows:

8.1              Further Assurances.  Seller shall cooperate with Buyer and promptly sign and deliver to Buyer any and such additional documents, instruments, endorsements and related information and take actions as Buyer may reasonably request for the purpose of effecting the transfer of Seller’s title to the Assets and the Restricted Liberation Assets, if applicable, to Buyer, and/or carrying out the provisions of this Agreement, provided, however, that Seller shall be reimbursed for its reasonable, actual, out-of-pocket costs and expenses incurred in providing such documents, instruments, endorsements or related information, which additional documents, instruments, endorsements or related information shall be prepared solely by Buyer.

9.         CONDITIONS TO CLOSING.

9.1              Conditions to Buyer’s Obligations.  The obligations of Buyer hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Buyer may expressly waive the same in writing:

9.1.1           Accuracy of Representations and Warranties.  The representations and warranties made herein by Seller shall be true and correct in all material respects, and not misleading in any material respect, on and as of the date given, and on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

9.1.2           Compliance.  As of the Closing Date, Seller shall have complied in all material respects with, and shall have fully performed, in all material respects, all conditions, covenants and obligations of this Agreement imposed on Seller and required to be performed or complied with by Seller at, or prior to, the Closing Date.

9.1.3           Delivery of Closing Documents.  Seller shall have delivered, and Buyer shall have received, the documents described in Section 10.2 hereof.

9.2              Conditions to Seller’s Obligations.  The obligations of Seller hereunder shall be subject to the satisfaction and fulfillment of each of the following conditions, except as Seller may expressly waive the same in writing:

9.2.1           Accuracy of Representations and Warranties.  The representations and warranties made herein by Buyer in Section 4 hereof shall be true and correct in all material respects, and not misleading in any material respect, on and as of the date given, and on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date.

9.2.2           Compliance.  The Buyer shall have complied in all material respects with, and shall have fully performed, the terms, conditions, covenants and obligations of this Agreement imposed thereon to be performed or complied with by the Buyer at, or prior to, the Closing Date.

9.2.3           Delivery of Closing Documents.  The Buyer shall have delivered, and Seller shall have received, the documents described in Section 10.1 hereof.

                        9.2.4  Restricted Liberation Assets.  Buyer and Seller acknowledge that underlying agreements or contracts with respect to the Restricted Liberation Assets listed on Schedule 9.2.4 hereto may each require consent for the transfer of such Restricted Liberation Asset, regardless of any potential contractual liability for monies due as a result of a pre-Closing breach or default of such underlying agreements or contracts.  To the extent that such consent for transfer is not obtained prior to the Closing for any such Restricted Liberation Asset, then such Restricted Liberation Asset is designated as such for purposes of Section 1.1 hereof.

9.2.5           Escrow.  The Buyer shall have deposited the Reserved Shares with the Transfer Agent in the name of the Escrow Agent (each as defined in Section 11.2.6 hereof).

10.         CLOSING OBLIGATIONS.

10.1              Buyer’s Closing Obligations.  At the Closing, Buyer shall deliver to Seller the following:

10.1.1  Payment of the cash portion of the purchase price by wire transfer to Seller pursuant to subsection 2.1.1 above and the payment in accordance with subsection 3.3 above;

10.1.2  The Bill of Sale Agreement, in the form attached hereto as Exhibit C, signed by an authorized officer of the  Buyer on behalf of the  Buyer;

10.1.3  The Assignment and Assumption Agreement, in the form attached hereto as Exhibit B, signed by an authorized officer of the  Buyer on behalf of the  Buyer;

 10.1.4  The Security Agreement, in the form attached hereto as Exhibit D, signed by an authorized officer of the Buyer on behalf of the Buyer;

10.1.5  A certificate of the Secretary of CFG and CMGR, attaching true, correct and complete copies of (a) the Certificate of Incorporation and Bylaws of such party as amended to date; (b) resolutions of the Board of Directors of such party approving and authorizing the execution, delivery and performance of the agreements and documents executed in connection herewith;

10.1.6  An agreement of Clarity withdrawing the claim filed by Clarity in the General Assignment and terminating and waiving all of Clarity’s claims against Liberation, in form and substance satisfactory to Seller;

10.1.7     A guaranty of CMGR in the form attached hereto as Exhibit F;

10.1.8   A resale certificate of Buyer in form and substance reasonably satisfactory to Seller;

10.1.9  Such other documents, instruments and agreements as Seller may reasonably request.

10.2              Seller’s Closing Obligations.  At the Closing, Seller shall deliver to Buyer the following:

10.2.1  The Assets in accordance with Section 1.6;

10.2.2 The Assignment and Assumption Agreement, in the form attached hereto as Exhibit B , signed by an authorized officer of Seller on behalf of Seller;

10.2.3  The Bill of Sale Agreement, in the form attached hereto as Exhibit C, signed by an authorized officer of each Seller on behalf of Seller;

10.2.5  The Intercreditor Agreement in the form attached hereto as Exhibit E, signed by an authorized officer of Seller on behalf of Seller; and

10.2.6           Such other documents, instruments and agreements as Buyer may reasonably request.

11.         INDEMNIFICATION.

11.1              Indemnified Losses.  For the purpose of this Section 11.1 and when used elsewhere in this Agreement, “Loss” shall mean and include any and all liability, loss, damage, claim, expense, cost, fine, fee, penalty, obligation or injury including, without limitation, those resulting from any and all actions, suits, proceedings, demands, assessments, judgments, award or arbitration, together with reasonable costs and expenses including the reasonable outside attorneys’ fees and other legal costs and expenses relating thereto.

11.2              Indemnification By Buyer.  Buyer (referred to herein as the “Indemnifying Party”) agrees to defend, indemnify and hold harmless Seller, any parent, subsidiary or affiliate of Seller and any director, officer, employee, stockholder, agent or attorney of Seller or of any parent, subsidiary or affiliate of Seller (each, an “Indemnified Party”) from and against and in respect of any Loss which arises out of or results from:

11.2.1           any breach by CMGR or CFG of any covenant, representation or warranty made herein;

11.2.2           the use and exploitation of the Assets after the Closing, including any actions pursuant to Sections 6.4 and/or 7.6 above;

11.2.3           Claims by third parties with respect to any of the Assets arising out of the transfer of the Assets with or without the consent of a third party as may be required pursuant to the terms and conditions of a third party’s agreement(s) with Liberation or Liberation’s predecessor(s)-in-interest (other than Storage Costs and any other costs and expenses which Seller agrees to bear under this Agreement), it being expressly understood and agreed that Buyer's indemnification pursuant to Section 11 shall not extend to any liabilities arising  from or out of Liberation’s and/or Seller’s business activities that took place prior to the Closing;.

11.2.4            the Assumed Liabilities; and

                        11.2.5   Any costs of removal (excluding Storage Costs), post-Closing holdover costs, damages and expenses and any injuries incurred by or in connection with Buyer’s access to and use of the premises of the Seller or of Liberation in connection with due diligence and/or the transfer and removal of the Assets as contemplated herein.

11.2.6     As additional security to assure Seller that the Buyer fully complies with its obligations to Seller as set forth in this Section 11, Buyer shall at its own expense, establish a stock reserve account (the “Reserve  Account”) in the name of a mutually approved Escrow Agent (the “Escrow Agent”) with the transfer agent of CMGR stock (“Transfer Agent”) into which Reserve Account Buyer shall deposit on the Closing Date a sufficient number of registered shares of CMGR common stock having a market value of at least One Hundred Thousand Dollars ($100,000.00) (the “Reserved Shares”) for sale of said Reserved Shares in accordance with the procedures set forth below.  The Reserved Shares shall be sold from time to time by the Escrow Agent as may be necessary to reimburse Seller for all Covered Legal Expenses, as defined below.  The parties will negotiate in good faith and enter into standard Escrow and Reserve agreements within two business days following the Closing Date, which shall contain, among other provisions, the deposit of the Reserved Shares with the Transfer Agent in the name of the Escrow Agent and the periodic sale thereof by the Escrow Agent in connection with the payment to Seller of its Covered Legal Expenses and the circumstances that would trigger the termination of the Escrow Agreement, as further described below. For purposes of the Reserve Account, "Covered Legal Expenses" shall mean the reasonable, actual, out-of-pocket legal fees and expenses incurred by Seller in connection with any Legal Action against any Seller Party.  Five (5) business days after receipt by Escrow Agent and Buyer of reasonable documentation of such Seller Legal Expenses, Escrow Agent shall initiate the sale of the requisite amount of Reserved Shares to pay for such Covered Legal Expenses and pay to Seller cash via wire transfer of immediately available funds an amount equal to such Covered Legal Expenses.  Upon the earlier of (a) Seller’s written acknowledgement to Buyer that all such potential claims have been resolved to Seller’s satisfaction, or (b) one (1) year from the date of this Agreement, the Escrow Agent will return all unsold Reserved Shares to Buyer, and close the Reserve Account and the Escrow Account, and the obligations of the Buyer to the Seller pursuant to this Section 11.2.6. shall cease and terminate.

11.3              Procedure.

11.3.1  Notice.  In the event that Indemnified Party seeks to be indemnified against a Loss, it shall give written notice thereof to the Indemnifying Party as appropriate. Notwithstanding the foregoing, the rights of any Indemnified Party to be indemnified in respect of any Loss resulting from the asserted liability shall not be adversely affected by the Indemnified Party’s failure to give or delay in giving notice unless (and then only to the extent that) the  Indemnifying Party is materially prejudiced thereby.

11.3.2           Defense.  If any claim, demand or liability is asserted by any third party against any Indemnified Party, the Indemnifying Party shall be entitled to participate therein and defend any action or proceeding brought against the Indemnified Party in respect of matters embraced by the indemnity, and the Indemnifying Party shall have the right to conduct and control the defense subject to the Indemnified Party’s approval in writing of outside counsel selected by the Indemnifying Party.  After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party under this Section 11.3 for any reasonable legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  In any action defended by the Indemnifying Party the Indemnified Party shall have the right to be represented by its own counsel at its own expense unless (1) the employment of such counsel shall have been authorized in writing by the Indemnifying Party; or (2) the Indemnifying Party shall not have properly employed counsel reasonably satisfactory to such Indemnified Party to have charge of the defense of such action; in each of such cases such fees and expenses shall be paid and advanced by the Indemnifying Party.  In addition, if the named parties to any such action, suit or proceeding (including any impleaded parties) shall include both such Indemnified Party and Indemnifying Party, and such Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from, or additional to, those available to the Indemnifying Party, and if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Indemnified Party, and the Indemnified Party may participate in the defense of such action, suit or proceeding and such fees and expenses shall be paid and advanced by the Indemnifying Party; it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel for all such Indemnified Party).  The Indemnifying Party will not, without Indemnified Party’s written consent, settle or compromise any indemnifiable claim or consent to the entry of any judgment in respect thereof unless such settlement, compromise or consent includes an unconditional release of the Indemnified Party from all liability in respect of such indemnifiable claim.  The parties shall cooperate in the defense of all third party claims which may give rise to indemnifiable claims hereunder.

12.         MISCELLANEOUS.

12.1              Expenses.  Except as otherwise provided herein, each of the parties hereto shall bear its own expenses (including without limitation attorneys’ fees) in connection with the negotiation and consummation of the transaction contemplated hereby.

12.2              Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and shall be personally or sent by certified or registered United States mail, postage prepaid, or sent by nationally recognized overnight express courier and addressed as follows:

12.2.1           If to Seller:

CMBG Advisors, Inc.
848 Leonard Road
Los Angeles, CA  90049                                                                                     Attention:  James Baer, President

With copy to:

Mara Morner-Ritt, Esq.
Baer & Troff, LLP
c/o Brandon & Morner-Ritt, P.C.
2001 Wilshire Boulevard, Suite 400
Santa Monica, CA  90403

12.2.2           If to Buyer:

Camelot Entertainment Group, Inc.
8001 Irvine Center Drive, Suite 400

Irvine, CA 92618
                                               Attention:  Robert P. Atwell, Chairman and CEO

With copy to:

J. A. Ted Baer, Esq.
                                                21 East Canon Perdido Street, Suite 223
Santa Barbara, CA 93101

Any such Notices shall be deemed to have been duly given and effective:

(i) Upon receipt if delivered in person; or

(ii)
On the date of machine transmittal (except if sent after 5:00 p.m. recipient's time, then the Notice shall be deemed given at 9:00 a.m. on the next business day) when electronically transmitted by facsimile or email, with a copy also given as described in (iv); or

(iii)	One (1) day after deposit with a national overnight delivery service; or
(iv)	Three (3) days after deposit with the United States Post Office by certified mail, return receipt requested, postage prepaid.

Any party to whom Notices are to be sent pursuant to this Agreement may from time to time change its address, facsimile number, or email address for future communication hereunder by giving Notice in the manner prescribed herein to all other parties named in this Section 12.2, provided that the change shall not be effective until five (5) business days after the Notice of change has been given.

12.3              Entire Agreement; Survival.  This Asset Purchase Agreement, the Schedules and Exhibits hereto (which are incorporated herein by reference) and any agreements to be executed and delivered in connection herewith, together constitute the entire agreement and understanding between the parties and there are no agreements or commitments with respect to the transactions contemplated herein except as set forth in this Agreement.  This Agreement supersedes any prior offer, agreement or understanding between the parties with respect to the transactions contemplated hereby. The representations and warranties contained in this Agreement will survive the Closing.

12.4              Amendment; Waiver.  Any term or provision of this Agreement may be amended only by a writing signed by duly-authorized officers of both the Seller and the Buyer.  The observance of any term or provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound by such waiver.  No waiver by a party of any breach of this Agreement will be deemed to constitute a waiver of any other breach or any succeeding breach.

12.5              Execution in Counterparts.  For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12.6              Benefit and Burden.  This Agreement shall be binding upon, shall inure to the benefit of, and be enforceable by and against, the parties hereto and their respective successors and permitted assigns.

12.7              Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of California (excluding application of any choice of law doctrines that would make applicable the law of any other state or jurisdiction) and, where appropriate, applicable federal law.

12.8              Severability.  If any provision of this Agreement is for any reason and to any extent deemed to be invalid or unenforceable, then such provision shall not be voided but rather shall be enforced to the maximum extent then permissible under then applicable law and so as to reasonably effect the intent of the parties hereto, and the remainder of this Agreement will remain in full force and effect.

12.9              Attorneys’ Fees.  Should a suit or arbitration be brought to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees to be fixed in amount by the Court or the Arbitrator(s) (including without limitation costs, expenses and fees on any appeal).  The prevailing party will be entitled to recover its costs of suit or arbitration, as applicable, regardless of whether such suit or arbitration proceeds to a final judgment or award.

12.10              Survival.  The representations, warranties, covenants and agreements made herein shall survive the closing of the transactions contemplated hereby.

IN WITNESS WHEREOF, Buyer and Seller executed and delivered this Agreement by their duly authorized representatives as of the Effective Date.

SELLER:                                                                                             BUYER:

CMBG Advisors, Inc., in its sole and                                            Camelot Film Group, Inc.
limited capacity as Assignee for the Benefit
of Creditors of Liberation Entertainment, Inc.

ByJames Baer James Baer, President	By:Robert P. Atwell Robert P. Atwell, President

WITH RESPECT TO OBLIGATIONS PURSUANT TO SECTION 2.1, SECTION 4 AND SECTION 7 ONLY:
Camelot Entertainment Group, Inc.

By:/s/ Robert P. Atwell
 Robert P. Atwell, President